UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 19, 2007, Smithfield Foods, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $500,000,000 aggregate principal amount of the Company’s 2007 7.750% Senior Notes due 2017. Such Senior Notes, which are designated the 7.750% Senior Notes due 2017, are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on June 14, 2007 (File No. 333-143727). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

Forms of the Company’s Indenture – Senior Debt Securities dated June 1, 2007 and the First Supplemental Indenture to the Company’s Indenture – Senior Debt Securities dated as of June 22, 2007, pursuant to which the 7.750% Senior Notes due 2017 will be issued, are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 1	Underwriting Agreement, dated June 19, 2007, between Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Representatives for the underwriters named in the Underwriting Agreement (filed herewith).

	Exhibit 4.1	Form of Indenture – Senior Debt Securities, dated June 1, 2007, between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 File No. 333-143727 filed with the SEC on June 14, 2007).

	Exhibit 4.2	Form of First Supplemental Indenture to the Indenture – Senior Debt Securities pursuant to which the 2007 7.750% Senior Notes due 2017 will be issued. The form of the 2007 7.750% Senior Notes Due 2017 is included as Exhibit A to the form of First Supplemental Indenture (filed herewith).

	Exhibit 5	Opinion of McGuireWoods LLP (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 21, 2007	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary